 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 29, 2014

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Suite 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

(e) On January 29, 2014, the Board of Directors of the Company elected Robert T. Betz as a director to serve until the 2014 annual meeting of stockholders.   Mr. Betz was appointed chair of the Nominating Committee and a member of the Compensation Committee.

Insert information
There is no arrangement or understanding between Mr. Betz and any other persons pursuant to which Mr. Betz was selected as a director.  There have been no transactions and there are no proposed transactions between Mr. Betz and the Company of the type reportable under Item 404(a) of Regulation S-K. Mr. Betz will be compensated under compensatory arrangements applicable to non-employee directors other than the Chairman.

ITEM 9.01	Financial Statements and Exhibits

Exhibit 99.1           Press release dated January 30, 2014 announcing Mr. Betz’s appointment as a director

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	January 30, 2014	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer